SCHEDULE

to the

Master Agreement
(Multicurrency-Cross Border)

dated as of
December 19, 2006

between

SWISS RE FINANCIAL PRODUCTS CORPORATION, a corporation organized under the laws of the State of Delaware
("Party A")

and

WELLS FARGO BANK, N.A., not individually but solely as trustee for Carrington Mortgage Loan Trust, Series 2006-NC5 with respect to the Carrington Mortgage Loan Trust, Series 2006-NC5 Asset-Backed Pass-Through Certificates
("Party B")

Part 1
Definitions

Capitalized terms used herein and not otherwise defined shall have the meaning specified in that certain Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Pooling and Servicing Agreement”), among Stanwich Asset Acceptance Company, L.L.C., as Depositor, New Century Mortgage Corporation, as Servicer, and Wells Fargo Bank, N.A., as Trustee (the “Trustee”). For the avoidance of doubt, references herein to a particular "Section" of this Agreement are references to the corresponding sections of the Master Agreement.

Termination Provisions

In this Agreement:-

(a)	"Specified Entity" means in relation to Party A for the purpose of:-

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable

Section 5(b)(iv),	Not Applicable

in relation to Party B for the purpose of:-

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable

(b)	"Specified Transaction" is not applicable to Party A or Party B for any purpose.

(c)
The Events of Default specified under Sections 5(a)(ii), 5(a)(iii), 5(a)(iv); and 5(a)(vi) of the Agreement will not apply to Party B; provided that Section 5(a)(iii) shall apply to Party B to the extent that Party B fails to return a Return Amount under the Credit Support Annex. With respect to Party A and Party B, the provisions of Section 5(a)(v) will not apply.

(d)	Section 5(a)(vi) “Cross Default” applies to Party A.

“Specified Indebtedness” will have the meaning specified in Section 14, except that such term will not include insurance contracts entered into in the ordinary course of Party A’s Credit Support Provider’s insurance business.

“Threshold Amount” means an amount (or its equivalent in any currency) equal to 3% of the shareholders’ equity of Party A’s Credit Support Provider, determined as of the end of the most recent period for which audited financial statements have been prepared.

(e)
Section 5(a)(vii) “Bankruptcy” applies to Party A and Party B; provided that with respect to Party B clauses (2), (7) and (9) will not be applicable as an Event of Default to the extent such event relates to nonpayment of indebtedness other than that of the related class of Notes; clause (4) will not apply to Party B to the extent that it refers to proceedings or petitions instituted or presented by Party A or any of its Affiliates; clause(6) will not apply to Party B to the extent that it refers to (i) any appointment that is contemplated or effected by the ISDA Master Agreement or (ii) any appointment that Party B has not become subject to); clause (8) will not apply to Party B to the extent that it applies to Section 5(a)(vii)(2),(4),(6), and (7) (except to the extent that such provisions are not disapplied with respect to Party B.

(f)	The "Credit Event Upon Merger" provisions of Section 5(b)(iv) will not apply to Party A and Party B.

(g)
The “Tax Event” provisions of Section 5(b)(ii) will apply, provided the words “(x) any action taken by a taxing authority or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y)” shall be deleted.

(h)
The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply, provided that Party A shall not be entitled to designate an Early Termination Date by reason of a Tax Event upon Merger in respect of which it is the Affected Party.

(i)	Section 6(b)(ii) will apply; provided that the words “or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party” shall be deleted.

(j)	The "Automatic Early Termination" provision of Section 6(a) will not apply to either Party A or to Party B.

(k)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:-

Market Quotation will apply and the Second Method will apply; provided, however, with respect to an early termination in which Party A is the Defaulting Party or sole Affected Party in respect of an Additional Termination Event or Tax Event Upon Merger, notwithstanding Section 6 of this Agreement the following amendment to Agreement set forth in clauses (i) to (vi) below shall apply:

For the purposes of Section 6(d)(i), Party B’s obligation with respect to the extent of information to be provided with its calculations is limited to information Party B has already received in writing which Party B is able to release without breaching any contractual obligations or the provisions of any law applicable to Party B.

(i)	The definition of “Market Quotation” shall be deleted in its entirety and replaced with the following:

“Market Quotation” means, with respect to one or more Terminated Transactions, a Firm Offer which is (1) made by a Reference Market-maker that is an Eligible Replacement, (2) for an amount that would be paid to Party B (expressed as a negative number) or by Party B (expressed as a positive number) in consideration of an agreement between Party B and such Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transactions or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that Date, (3) made on the basis that Unpaid Amounts in respect of the Terminated Transaction or group of Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included and (4) made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions).”

(ii) The definition of “Settlement Amount” shall be deleted in its entirety and replaced with the following:

“Settlement Amount” means, with respect to any Early Termination Date, an amount (as determined by Party B) equal to the Termination Currency Equivalent of the amount (whether positive or negative) of any Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions that is accepted by Party B so as to become legally binding, Provided that:

a)
If, on the day falling ten Local Business Days after the day on which the Early Termination Date is designated or such later day as Party B may specify in writing to Party A (but in either case no later than the Early Termination Date) (such day the “Latest Settlement Amount Determination Day”), no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions has been accepted by Party B so as to become legally binding and one or more Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal the Termination Currency Equivalent of the amount (whether positive or negative) of the lowest of such Market Quotations (for the avoidance of doubt, the lowest negative number shall equal the largest absolute value such that, for example, negative 3 shall be lower than negative 2); and

b)
If, on the Latest Settlement Amount Determination Day, no Market Quotation for the relevant Terminated Transaction or group of Terminated Transactions is accepted by Party B so as to become legally binding and no Market Quotations have been made and remain capable of becoming legally binding upon acceptance, the Settlement Amount shall equal Party B’s Loss (whether positive or negative and without reference to any Unpaid amounts) for the relevant Terminated Transaction or group of Terminated Transactions.

(iii) For the purpose of clause (4) of the definition of Market Quotation, Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether a Firm Offer is made in respect of a Replacement Transaction with terms substantially the same as those of this Agreement (save for the exclusion of provisions relating to Transactions that are not Terminated Transactions) provided, however, that not withstanding the provisions of this Part 1(k)(iii), nothing in this Agreement shall preclude Party A from obtaining Market Quotations.

(iv) At any time on or before the Latest Settlement Amount Determination Day at which two or more Market Quotations remain capable of becoming legally binding upon acceptance, Party B shall be entitled to accept only the lowest of such Market Quotations.

(v) If Party B requests Party A in writing to obtain Market Quotations, Party A shall use its reasonable efforts to do so before the Latest Settlement Amount Determination Day.

(vi) If the Settlement Amount is a negative number, Section 6(e)(i)(3) of this Agreement shall be deleted in its entirety and replaced with the following:

“Second Method and Market Quotation. If Second Method and Market Quotation apply, (1) Party B shall pay to Party A an amount equal to the absolute value of the Settlement Amount in respect of the Terminated Transactions, (2) Party B shall pay to Party A the Termination Currency Equivalent of the Unpaid Amounts owing to Party A and (3) Party A shall pay to Party B the Termination Currency Equivalent of the Unpaid Amounts owing to Party B, provided that, (i) the amounts payable under (2) and (3) shall be subject to netting in accordance with Section 2(c) of this Agreement and (ii) notwithstanding any other provision of this Agreement, any amount payable by Party A under (3) shall not be netted-off against any amount payable by Party B under (1).”

(l)	“Termination Currency” means United States Dollars.

(m)
Timing of Party B Termination Payment. If an amount calculated as being due in respect of an Early Termination Date under Section 6(e) of this Agreement is an amount to be paid by Party B to Party A then, notwithstanding the provisions of Section 6(d)(ii) of this Agreement, such amount will be payable on the Business Day immediately preceding the first Distribution Date following the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii); provided that if the date on which the payment would have been payable as determined in accordance with Section 6(d)(ii) is a Distribution Date, then the payment will be payable on the date determined in accordance with Section 6(d)(ii).

(n)	Additional Termination Event will apply. Each of the following events shall constitute an Additional Termination Event hereunder:

(i)
A Ratings Event occurs as set forth in Part 5(f)(i) hereof and Party A fails to satisfy the requirements set forth in Part 5(f)(i) hereof or Party A fails to satisfy the Moody’s Downgrade provisions set forth in Part (5)(f)(ii) hereof. Party A shall be the sole Affected Party.

(ii)
The Pooling and Servicing Agreement is amended or modified, without the prior written consent of Party A, in any manner which materially adversely affects Party A, and such consent is required pursuant to the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

(iii)
The Trust Fund (as defined in the Pooling and Servicing Agreement) is terminated pursuant to the Pooling and Servicing Agreement or notice of the Terminator’s (as defined in the Pooling and Servicing Agreement) intention to exercise its option to purchase the Mortgage Loans pursuant to Section 9.01 of the Pooling and Servicing Agreement is given by the Trustee to Certificateholders pursuant to Section 9.01 of the Pooling and Servicing Agreement. Party B shall be the sole Affected Party.

(iv)	A Swap Disclosure Event occurs as set forth in Part 5(g) hereof and Party A fails to satisfy the requirements set forth in Part 5(g) hereof. Party A shall be the sole Affected Party.

Part 2
Tax Representations

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A and Par-ty B make the following representation:-

It is not required by any applicable law, as modified by the practice of any relevant govern-mental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii), or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement con-tained in Section 4(a)(i) or 4(a)(iii) of this Agreement, and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agree-ment, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the following representations:-

(i)	The following representation applies to Party A: Party A is a corporation organized under the laws of the State of Delaware.

(ii)
The following representation applies to Party B: Party B is a “U.S. person” as that term is used in section 1.1441-4(a)(3)(ii) of the United States Treasury Regulations (the “Regulations”) for United States federal income tax purposes.

Part 3
Agreement to Deliver Documents

For the purpose of Section 4(a)(i) and (ii) of this Agreement, each Party agrees to deliver the following documents as applicable:-

(a)	Tax forms, documents or certificates to be delivered are:-

Party Required to deliver Document	Form/Document/Certificate	Date by which to Delivered
Party A and Party B.	An executed U.S. Internal Revenue Service Form W-9 (or any successor thereto).
(i) Before the first Payment Date under this Agreement, (ii) promptly upon reasonable demand by Party A and (iii) promptly upon learning that any such form previously provided to Party A has become obsolete or incorrect.

(b)	Other documents to be delivered are:

Party Required to deliver Document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d) Representation
Party A.	Guarantee from Swiss Reinsurance Company as Credit Support Provider.	Concurrently with the execution of this Agreement.	No
Party B.	Credit Support Document, if any, specified in Part 4 hereof, such Credit Support Document being duly executed if required.	Concurrently with the execution of this Agreement.	No.

Party Required to deliver Document	Form/Document/ Certificate	Date by which to be Delivered	Covered by Section 3(d) Representation
Party A/Party B.	Incumbency certificate or other documents evidencing the authority of the party entering into this Agreement or any other document executed in connection with this Agreement.	Concurrently with the execution of this Agreement or of any other documents executed in connection with this Agreement.	Yes.
Party B.	Copy of each report delivered under the Pooling and Servicing Agreement and/or any other Transaction Document.	Upon availability.	Yes.
Party A.	Legal opinion from counsel for Party A’s Credit Support Provider concerning due authorization, enforceability and related matters, addressed to Party B and acceptable to Party B.	Concurrently with the execution of this Agreement.	No.
Party A.
Certified copies of all corporate, partnership or membership authorizations, as the case may be, and any other documents with respect to the execution, delivery and performance of this Agreement and any Credit Support Document
		Upon execution and delivery of this Agreement	Yes

Part 4
Miscellaneous

(a)	Addresses for Notices: For the purpose of Section 12(a) of this Agreement:-

Address for notices or communications to Party A:-

Swiss Re Financial Products Corporation
55 East 52nd Street
New York, New York 10055
Attention:	Head of Operations
Facsimile.	(917) 322-7201

CC:
Attention:	Head of Legal
Facsimile:	(212) 317-5474

(For all purposes).

Address for notices or communications to Party B:-

Wells Fargo Bank, N.A., not individually but solely as trustee for Carrington Mortgage Loan Trust, Series 2006-NC5 with respect to the Carrington Mortgage Loan Trust, Series 2006-NC5 Asset-Backed Pass-Through Certificates
9062 Old Annapolis Road
Columbia, Maryland 21045
Attention:	Client Manager-Carrington Mortgage Loan Trust, 2006-NC5
Telephone:	(410) 884-2000
Facsimile:	(410) 715-2380

(For all purposes).

(b)	Process Agent. For the purpose of Section 13(c):-

Party A appoints as its Process Agent: Not Applicable.

Party B appoints as its Process Agent: Not Applicable.

(c)	Offices. The provisions of Section 10(a) will apply to this Agreement.

(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:-

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)
Calculation Agent. The Calculation Agent is Party A; provided, however, if an Event of Default has occurred with respect to Party A, a Reference Market-maker, as designated by Party B, shall be the Calculation Agent.

(f)	Credit Support Document. Details of any Credit Support Document:-

Each of the following, as amended, extended, supplemented or otherwise modified in writing from time to time, is a "Credit Support Document":

Party A: A Guaranty of Swiss Reinsurance Company dated as of the date hereof, in a form acceptable to Party B and the ISDA Credit Support Annex, annexed hereto.

Party B: The Pooling and Servicing Agreement and the ISDA Credit Support Annex to the extent of Party B’s Return Amount obligations.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A, Swiss Reinsurance Company.

Credit Support Provider means in relation to Party B, Not Applicable.

(h)
Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York without reference to its conflict of laws provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply.

(j)	"Affiliate" will have the meaning specified in Section 14 of the Form Master Agreement; provided, however, that Party B shall be deemed not to have any Affiliates for purposes of this Transaction.

Part 5
Other Provisions

(a)	Additional Representations. For purposes of Section 3, the following shall be added, immediately following paragraph (f) thereto:

(g)	It is an "eligible contract participant" within the meaning of Section 1(a)(12) of the Commodity Exchange Act, as amended.

(h)
It has entered into this Agreement (including each Transaction evidenced hereby) in conjunction with its line of business (including financial intermediation services) or the financing of its business.

(i)
Non-Reliance. Each party has made its own independent decisions to enter into this Transaction and as to whether this Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into this Transaction; it being understood that information and explanations related to the terms and conditions of this Transaction shall not be considered investment advice or a recommendation to enter into this Transaction. Further, such party has not received from the other party any assurance or guarantee as to the expected results of this Transaction.

(j)
Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Transaction. It is also capable of assuming, and assumes, the financial and other risks of this Transaction.

(k)	Status of Parties. The other party is not acting as an agent, fiduciary or advisor for it in respect of this Transaction.

(l)
Pari Passu: Party A represents that its obligations under this Agreement rank pari passu with all of its other unsecured, unsubordinated obligations except those obligations preferred by operation of law.

(b)
Notice by Facsimile Transmission. Section 12(a) of the Agreement is hereby amended by deleting the parenthetical “(except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system).”

(c)
No Set-off. Without affecting the provisions of the Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or Additional Termination Event or otherwise, all payments will be made without setoff or counterclaim. The provisions for Set-off set forth in Section 6(e) of the Agreement shall not apply for purposes of this Agreement.

(d)
Consent to Recording. The parties agree that each may electronically record all telephonic conversations between marketing and trading personnel in connection with this Agreement and that any such recordings may be submitted in evidence in any Proceedings relating to the Agreement.

(e)
Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY CREDIT SUPPORT DOCUMENT OR ANY TRANSACTION CONTEMPLATED HEREUNDER.

(f)	Downgrade of Party A.

(i) For the purpose of this section, a “Ratings Event” shall occur with respect to Party A (or its Credit Support Provider) if the long-term and short-term senior unsecured debt ratings of Party A (or its Credit Support Provider) cease to be at least A and A-1 by Standard & Poor’s Ratings Service, a division of the McGraw-Hill Companies, Inc. or any successor thereto (“S&P”) (however, in the event that Party A does not have a short-term rating from S&P, if Party A’s long-term senior unsecured debt rating is reduced below “A+” by S&P) or at least A and F1 by Fitch Ratings Ltd. or any successor thereto (“Fitch”) (collectively, the “Approved Rating Threshold”), to the extent such obligations are rated by S&P or Fitch. The failure by Party A to comply with the provisions set forth below shall constitute an Additional Termination Event for which Party A shall be the sole Affected Party.

If a Ratings Event shall occur and be continuing with respect to Party A, then Party A shall (at its own cost) (A) within 5 Business Days of such Ratings Event, give notice to Party B of the occurrence of such Ratings Event, and (B) within 30 calendar days after the occurrence of a Ratings Event, either (i) use reasonable efforts to transfer Party A’s rights and obligations hereunder to another party, subject to satisfaction of the Rating Agency Condition (as defined below), (ii) post Eligible Collateral in accordance with the Credit Support Annex attached hereto and made a part hereof or (iii) obtain a guaranty which satisfies the Rating Agency Condition; provided, however, that if Party A’s long-term senior unsecured debt rating is withdrawn or reduced below “BBB-” by S&P, Party A shall (at its own cost) within 10 Business Days effect such transfer or obtain such guaranty. Party A’s obligations to find a transferee, post Eligible Collateral under such Credit Support Annex or obtain a guarantor shall remain in effect only for so long as a Ratings Event is continuing with respect to Party A. “Rating Agency Condition” means, with respect to any action to be taken, a condition that is satisfied when S&P, Moody’s and Fitch have confirmed that such action would not result in the downgrade, qualification (if applicable) or withdrawal of the rating then assigned by such Rating Agency to the applicable class of Certificates.

(ii)	Moody’s Downgrade Provisions.

(A) Moody’s First Rating Trigger Collateral. For purposes of this Part 5(f)(ii), if Party A has failed to comply with or perform any obligation to be complied with or performed by Party A in accordance with the Credit Support Annex from time to time entered into between Party A and Party B in relation to this Agreement (each, a “CSA obligation”), then, unless less than 30 Local Business Days have elapsed since the last date on which the Moody’s First Trigger Required Ratings of Party A were satisfied, such failure by Party A to comply with one or more CSA obligations shall constitute an Additional Termination Event, and Party A shall be the sole Affected Party.

(B) Moody’s Second Rating Trigger Replacement. It shall be an Additional termination Event with Party A as sole Affected Party if on a given date (x) the Moody’s Second Rating Trigger Requirements of Party A are not satisfied and 30 or more Local Business Days have elapsed since the last date on which the Moody’s Second Rating Trigger Requirements of Party A were satisfied and (y) (i) at least one Eligible Replacement has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with Part 5(m)(ii) below and/or (ii) at least one entity whose ratings satisfy the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings has made a Firm Offer (which remains capable of becoming legally binding upon acceptance by the offeree and satisfaction of the Rating Agency Condition) to provide an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

“Eligible Guarantee” means an unconditional and irrevocable guarantee that is provided by a guarantor as principal debtor rather than surety and is directly enforceable by Party B, where either (A) a law firm has given a legal opinion confirming that none of the guarantor’s payments to Party B under such guarantee will be subject to withholding for Tax or (B) such guarantee provides that, in the event that any of such guarantor’s payments to Party B are subject to withholding for tax, such guarantor is required to pay such additional amount as is necessary to ensure that the net amount actually received by Party B (free and clear of any withholding tax) will equal the full amount Party B would have received had no such withholding been required.

“Eligible Replacement” means an entity (A) with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (B) whose present and future obligations owing to Party B are guaranteed pursuant to an Eligible Guarantee provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings.

“Firm Offer” means an offer which, when made, was capable of becoming legally binding upon acceptance.

“Moody’s Short-term Rating” means a rating assigned by Moody’s under its short-term rating scale in respect of an entity’s short-term, unsecured and unsubordinated debt obligations

“Relevant Entities” means Party A and any guarantor under an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement.

An entity shall satisfy the “Moody’s First Trigger Required Ratings” either (x) if such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-1” and its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A2” or above by Moody’s or (y) if such entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt or counterparty obligations are rated “A1” or above by Moody’s.

The “Moody’s Second Rating Trigger Requirements” shall be satisfied if a Relevant Entity has the Moody’s Second Trigger Required Ratings.

An entity shall satisfy the “Moody’s Second Trigger Required Ratings” either (x), if such entity is the subject of a Moody’s Short-term Rating, if such rating is “Prime-2” or above and its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s or (y), if such entity is not the subject of a Moody’s Short-term Rating, its long-term, unsecured and unsubordinated debt obligations are rated “A3” or above by Moody’s.

So long as the Moody’s Second Rating Trigger Requirements are not satisfied, Party A will within 30 days and at its own cost use commercially reasonable efforts to, as soon as reasonably practicable, procure either (x) an Eligible Guarantee in respect of all of Party A’s present and future obligations under this Agreement to be provided by a guarantor with the Moody’s First Trigger Required Ratings and/or the Moody’s Second Trigger Required Ratings or (y) a transfer in accordance with Part 5(m)(ii) below.

(g)
Swap Disclosure Event. Upon the occurrence of a Swap Disclosure Event (as defined below), if Party A has not, within 10 days after such Swap Disclosure Event (the “Response Period”) complied with one of the solutions listed below, then an Additional Termination Event shall have occurred with respect to Party A and Party A shall be the sole Affected Party with respect to such Additional Termination Event.

It shall be a swap disclosure event (“Swap Disclosure Event”) if at any time after the date hereof Carrington Securities, LP (“Carrington Securities”) or Stanwich Asset Acceptance Corporation (“Stanwich”) notifies Party A that in the reasonable discretion of Carrington Securities or Stanwich acting in good faith, the “aggregate significance percentage” of all derivative instruments (as such term is defined in Item 1115 of Regulation AB (as defined below)) provided by Party A and any of its affiliates to Carrington Mortgage Loan Trust, Series 2006-NC5 (the “Significance Percentage”) is 10% or more.

Following a Swap Disclosure Event, Party A’s Credit Support Provider shall take one of the following actions at its own expense: either (I) (a) (i) if the Significance Percentage is 10% or more, Party A’s Credit Support Provider shall provide in an EDGAR compatible format the information set forth in Item 1115(b)(1) of Regulation AB for Party A (or for its Credit Support Provider, if applicable) or (ii) if the Significance Percentage is 20% or more, Party A provide in an EDGAR compatible format the information set forth in Item 1115(b)(2) of Regulation AB for Party A (or for its Credit Support Provider, if applicable) (collectively, the “Reg AB Information”), to Carrington Securities or Stanwich and (b) provide written consent to Carrington Securities and Stanwich to incorporation by reference of such current Reg AB Information as is filed with the Securities and Exchange Commission in the reports of Stanwich filed pursuant to the Exchange Act, and (c) if applicable, cause its outside accounting firm to provide its consent to filing or incorporation by reference of such accounting firm’s report relating to their audits of such current Reg AB Information in the Exchange Act Reports of Stanwich, and (d) provide to Carrington Securities and Stanwich any updated Reg AB Information with respect to Party A or any entity that consolidates Party A within five days of the release of any such updated Reg AB Information; or (II) cause a Reg AB Approved Entity (as defined below) to replace Party A as party to this Agreement on terms substantially similar to this Agreement prior to the expiration of the Response Period and cause such Reg AB Approved Entity to provide the Reg AB Information prior to the expiration of the Response Period; provided however, that no such transfer to a Reg AB Approved Entity pursuant to (II) above shall occur unless the Reg AB Approved entity agrees to terms substantially identical to those contained in Part 5(n) of this Agreement. “Reg AB Approved Entity” means any entity that (i) has the ability to provide the Reg AB Information and (ii) meets or exceeds the Approved Rating Threshold and satisfies the Ratings Agency Condition.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission (“SEC”) in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

(h)
Non-Petition. Party A hereby agrees that it will not, prior to the date that is one year and one day (or, if longer, the applicable preference period) after all Certificates (as such term is defined in the Pooling and Servicing Agreement) issued by Party B pursuant to the Pooling and Servicing Agreement have been paid in full, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against Party B under any federal or state bankruptcy, insolvency or similar law or for the purpose of appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for Party B or any substantial part of the property of Party B, or for the purpose of ordering the winding up or liquidation of the affairs of Party B. Nothing herein shall prevent Party A from participating in any such proceeding once commenced. The provisions of this paragraph shall survive the termination of this Agreement.

(i)
Trustee Liability Limitation. It is expressly understood and agreed by the parties hereto that (i) this Schedule is executed and delivered by Wells Fargo Bank, N.A. (“Wells Fargo”), not individually or personally but solely as trustee, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by Wells Fargo but is made and intended for the purpose of binding only Party B, (iii) nothing herein contained shall be construed as creating any liability on Wells Fargo, individually or personally, to perform any covenant either expressed or implied contained herein, and (iv) under no circumstances shall Wells Fargo be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B hereunder or any other related documents. Any resignation or removal of Wells Fargo as trustee under the Pooling and Servicing Agreement shall require the assignment of this confirmation to Wells Fargo’s replacement.

(j)
Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties.

The parties shall endeavor to engage in good faith negotiations to replace any invalid or unenforceable term, provision, covenant or condition with a valid or enforceable term, provision, covenant or condition, the economic effect of which comes as close as possible to that of the invalid or unenforceable term, provision, covenant or condition.

(k)
The obligations of Party B under this Agreement are limited recourse obligations of Party B, payable solely from the Trust Fund (as such term is defined in the Pooling and Servicing Agreement), subject to and in accordance with the terms of the Pooling and Servicing Agreement, and, following exhaustion of the Trust Fund, any claims of Party A against Party B shall be extinguished. It is understood that the foregoing provisions shall not (i) prevent recourse to the Trust Fund for the sums due or to become due under any security, instrument or agreement which is part of the Trust Fund (subject to the priority of payments set forth in the Pooling and Servicing Agreement) or (ii) constitute a waiver, release or discharge of any obligation of Party B arising under this Agreement until the Trust Fee have been realized and the proceeds applied in accordance with the Pooling and Servicing Agreement, whereupon any outstanding obligation of Party B under this Agreement shall be extinguished. Notwithstanding the foregoing (or anything to the contrary in this Agreement), Party B shall be liable for its own fraud, negligence, willful misconduct and/or bad faith.

(l)
Delivery of Confirmations. For each Transaction entered into hereunder, Party A shall promptly send to Party B a Confirmation (which may be via facsimile transmission). Party B agrees to respond to such Confirmation within two General Business Days, either confirming agreement thereto or requesting a correction of any error(s) contained therein. Failure by Party A to send a Confirmation or of Party B to respond within such period shall not affect the validity or enforceability of such Transaction. Absent manifest error, there shall be a presumption that the terms contained in such Confirmation are the terms of the Transaction.

(m)	Section 5(a)(i) is hereby amended as follows:

The word “third” shall be replaced by the word “first” in the third line of Section 5(a)(i) of the Agreement.

(n)	Compliance with Regulation AB.

Party A agrees and acknowledges that Carrington Securities and Stanwich may be required under Regulation AB, to disclose certain financial information regarding Party A’s Credit Support Provider or depending on the applicable “significance percentage” of this Agreement, as calculated from time to time in accordance with Item 1115 of Regulation AB.

Party A, or a Reg AB Approved Entity after a Swap Disclosure Event pursuant to Paragraph 5(g), as applicable, shall indemnify and hold harmless Carrington Securities, Stanwich, their respective directors or officers and any person controlling Carrington Securities or Stanwich, from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Reg AB Information that Party A, Party A’s Credit Support Provider or such Reg AB Approved Entity, as applicable, provides to Carrington Securities or Stanwich pursuant to Paragraph 8 (the “Party A Information”) or caused by any omission or alleged omission to state in the Party A Information by Party A, Party A’s Credit Support Provider or the Reg AB Approved Entity, as applicable, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For the avoidance of doubt, Party A shall provide the indemnity described above with respect to any Party A Information it is required to provide pursuant to Paragraph 8 and any Reg AB Approved Entity which has replaced Party A pursuant to Paragraph 8 shall provide the indemnity described above with respect to any Party A Information it is required to provide pursuant to Paragraph 8.

(o)
Limited Transaction. Party A and Party B each agrees and acknowledges that the only Transaction that are or will be governed by this Agreement is the Transaction evidenced by the Confirmation dated as of the date hereof (it being understood that, in the event any such Confirmation shall be amended (in any respect), such amendment shall not constitute (for purposes of this paragraph) a separate Transaction or a separate Confirmation).

(p)
Transfer, Amendment and Assignment. No transfer, amendment, waiver, supplement, assignment or other modification of this Transaction shall be permitted by either party unless Moody’s, S&P, and Fitch have been provided prior notice of the same and confirms in writing (including by facsimile transmission) that it will not downgrade, withdraw or otherwise modify its then-current ratings of any Certificates.

(q)	Transfers.

(i)
Section 7 of this Agreement shall not apply to Party A and, subject to Section 6(b)(ii) and Part 5(m)(ii) below, Party A may not transfer (whether by way of security or otherwise) any interest or obligation in or under this Agreement without the prior written consent of Party B.

(ii)
Subject to Part 5(s) below, Party A may (at its own cost) transfer all or substantially all of its rights and obligations with respect to this Agreement to any other entity (a “Transferee”) that is an Eligible Replacement, Provided that Party B shall determine in its sole discretion, acting in a commercially reasonable manner, whether or not a transfer relates to all or substantially all of Party A’s rights and obligations under this Agreement. Following such transfer, all references to Party A shall be deemed to be references to the Transferee.

(iii)
If an entity has made a Firm Offer (which remains capable of becoming legally binding upon acceptance) to be the transferee of a transfer to be made in accordance with (ii) above, Party B shall (at Party A’s cost) at Party A’s written request, take any reasonable steps required to be taken by it to effect such transfer.

(r)	Tax.

Notwithstanding the definition of “Indemnifiable Tax” in Section 14 of this Agreement, in relation to payments by Party A, any Tax shall be an Indemnifiable Tax and, in relation to payments by Party B, no Tax shall be an Indemnifiable Tax.

(s)	Rating Agency Notifications.

Notwithstanding any other provision of this Agreement, this Agreement shall not be amended, no Early Termination Date shall be effectively designated by Party B, and no transfer of any rights or obligations under this Agreement shall be made (other than a transfer of all of Party A’s rights and obligations with respect to this Agreement in accordance with Part 5(q)(ii) above) unless Moody’s has been given prior written notice of such amendment, designation or transfer.

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IN WITNESS WHEREOF, the parties have executed this Schedule by their duly authorized officers as of the date hereof.

SWISS RE FINANCIAL PRODUCTS CORPORATION
WELLS FARGO BANK, N.A., not individually but solely as trustee for Carrington Mortgage Loan Trust, Series 2006-NC5 with respect to the Carrington Mortgage Loan Trust, Series 2006-NC5 Asset-Backed Pass-Through Certificates

/s/ Robert Spuler	/s/ Darron C. Woodus
Name: Robert Spuler	Name: Darron C. Woodus
Title: Senior Vice President	Title: Assistant Vice President